Exhibit 99.(i)(3)

One Bush Street Suite 1600 San Francisco, CA 94104-4446 +1 415 262 4500 Main +1 415 262 4555 Fax www.dechert.com

April 29, 2021

FPA U.S. Core Equity Fund, Inc.

11601 Wilshire Blvd., Ste. 1200

Los Angeles, California 90025

Re:	FPA U.S. Core Equity Fund, Inc. (the “Registrant”) (File Nos. 002-87607 and 811-3896)

Ladies and Gentleman:

We hereby consent to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 52 to the Registrant’s Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the “1933 Act”). We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ Dechert LLP

Dechert LLP